UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2018

RA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37926	26-2908274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

87 Cambridge Park Drive Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

(617) 401-4060

(Registrant’s telephone number, include area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02.                                        Termination of a Material Definitive Agreement.

As previously disclosed, on May 9, 2018, Ra Pharmaceuticals, Inc. (the “Company”) entered into an At-the-Market Equity Offering Sales Agreement (the “Sales Agreement”), with Stifel, Nicolaus & Company, Incorporated (“Stifel”), to sell, at its option, shares of common stock, par value $0.001 per share (the “Shares”), having aggregate gross sales proceeds of up to $50 million, from time to time, through an “at the market” equity offering program under which Stifel acted as sales agent.

On December 11, 2018, the Company delivered written notice to Stifel, effective as of such date, to terminate the Sales Agreement, pursuant to Section 10(a) thereof. The Company is not subject to any termination penalties related to the termination of the Sales Agreement.  Prior to termination, the Company had not sold, and the Company will not sell, any Shares pursuant to the Sales Agreement.

A copy of the Sales Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2018 (the “Prior Form 8-K”). The description of the Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Sales Agreement filed as Exhibit 10.1 to the Prior Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA PHARMACEUTICALS, INC.

Date: December 11, 2018	By:	/s/ David C. Lubner
David C. Lubner
Executive Vice President and Chief Financial Officer